ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas Reports Second Quarter 2008 Results

Including 49% Increase in Production over First Quarter 2008

SAN ANTONIO (August 11, 2008) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and six months ended June 30, 2008 and provided an operational update.

Herein, we refer to Abraxas Petroleum Corporation and its subsidiaries as “Abraxas Petroleum” or “AXAS” and Abraxas Energy Partners, L.P. and its subsidiaries as “Abraxas Energy”, “AXLP” or the “Partnership.”

On a stand-alone basis for Abraxas Petroleum (which exclude the results of Abraxas Energy), the three months ended June 30, 2008 resulted in:

•	Production of 69.2 MBoe (760 Boepd), a 49% increase over Q1 2008;
•	Revenue of $6.0 million ($8.3 million including cash distributions), a 78% increase over Q1 2008;
•	EBITDA(a) of $4.3 million ($6.6 million including cash distributions), a 222% increase over Q1 2008;
•	Cash flow(a) of $4.3 million ($6.6 million including cash distributions), a 204% increase over Q1 2008; and
•	Net income of $2.9 million, or $0.06 per share ($5.2 million including cash distributions, or $0.11 per share), a 429% increase over Q1 2008.

For financial reporting purposes, results are consolidated and include Abraxas Petroleum and Abraxas Energy. Abraxas Petroleum owns 47% of the Partnership and records minority interest for the portion that it does not own. On a consolidated basis, the three months ended June 30, 2008 resulted in:

•	Production of 430.6 MBoe (4,732 Boepd), a 17% increase over Q1 2008;
•	Revenue of $34.4 million, a 62% increase over Q1 2008;
•	EBITDA(a) of $25.8 million, a 80% increase over Q1 2008;
•	Cash flow(a) of $23.3 million, a 93% increase over Q1 2008;
•	Adjusted net income of $5.7 million, or $0.12 per share, excluding the non-cash change in derivative fair value and loss associated with minority interest, a 73% increase over Q1 2008; and
•

Net loss of $57.7 million, or $1.18 per share, including the non-minority interest share of the non-cash change in derivative fair value in the amount of $35.2 million and the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership in the amount of $28.2 million.

(a)	See reconciliation of non-GAAP financial measures below.

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

Phone: 210.490.4788 Fax: 210.490.8816

On a consolidated basis, adjusted net income, excluding the non-cash change in derivative fair value and loss associated with minority interest, for the quarter ended June 30, 2008 was $5.7 million, or $0.12 per share, compared to adjusted net income, excluding the non-cash change in derivative fair value and certain items recorded in connection with the formation of Abraxas Energy, of $2.7 million or $0.06 per share during the same quarter of 2007. Adjusted net income excluding the non-cash change in derivative fair value excludes the unrealized gains or losses on derivative contracts that are based on mark-to-market valuations which are non-cash in nature. The unrealized loss on derivative contracts for the quarter ended June 30, 2008 is attributable to the hedging activity of the Partnership and does not impact Abraxas Petroleum on a stand-alone basis. These unrealized gains or losses on derivative contracts are non-cash items and may fluctuate drastically period to period. During the second quarter of 2008, Abraxas Energy recorded a non-cash change in derivative fair value of $74.5 million. Preliminary figures for the non-cash change in derivative fair value for the month of July, 2008 result in an approximate gain of $43 million based on the calculated value difference from June 30, 2008 to July 31, 2008 of Abraxas Energy’s derivative contracts. The items recorded in connection with the formation of Abraxas Energy in the second quarter of 2007 include the gain on sale of assets of $59.3 million and the loss on debt extinguishment of $6.5 million.

Cash Distribution from Affiliate

Abraxas Energy Partners, L.P., the master limited partnership formed by Abraxas Petroleum in May 2007, declared a cash distribution of $0.4375 per unit for the second quarter of 2008. The distribution was 9.4% higher than the Partnership’s distribution for the first quarter of 2008 of $0.40 per unit. The distribution will be made on August 14, 2008 to unitholders of record at the close of business on August 7, 2008. Abraxas Petroleum owns approximately 47% of the outstanding units and will receive $2.3 million in cash distributions from its ownership interest in Abraxas Energy for the second quarter of 2008.

Operations

South Texas:

•

In DeWitt County, the Nordheim #2H, a horizontal development well targeting the Edwards formation, is currently drilling the lateral portion of the well. Abraxas Petroleum owns a 75% working interest in this well.

•

In Bee County, the Muckleroy #1, a re-entry well is in the process of being cleaned out. This well will target the Luling formation at an approximate depth of 8,800’. Abraxas Petroleum owns a 100% working interest in this well.

West Texas:

•

In Midland County, the Beulah Coleman #13, a development well targeting the Devonian and Spraberry formations, was fracture stimulated in the Devonian formation and is currently recovering frac fluid. Abraxas Petroleum owns a 100% working interest in this well.

•

In Scurry County, a four-well program on our Huddleston lease is scheduled to begin in mid-August. These wells will target the Clearfork and Glorietta formations at an approximate depth range of 2,300’ to 3,400’. Abraxas Petroleum owns a 100% working interest in each of these wells.

Wyoming:

•

In Brooks Draw, we have received approval on one additional drilling permit for a total of three. The first well, the Lakeside #1H, is scheduled to spud in mid-August and will target the Turner Sandstone at an approximate total measured depth of 11,000’, including an approximate 3,000’ horizontal lateral. We anticipate receiving approval on two additional permits during the third quarter of 2008.

Drilling and re-completion activity continues on numerous non-operated wells on the properties acquired from St. Mary Land & Exploration Company in January 2008. These properties are principally located in the Rockies and Mid-Continent regions of the U.S. On average, Abraxas Energy owns a relatively small working interest in these wells.

“During the second quarter our production levels steadily increased and we expect that trend to continue throughout 2008 as we continue to ramp up our drilling activity. Our Q2 production (on a stand-alone basis) averaged 760 Boepd, a 49% increase over Q1 production. We have a number of exciting wells scheduled for the second half of 2008 and we look forward to providing you operational updates as soon as results are known. Continuing with the transparent presentation of our financials that we started last quarter, on the ensuing pages, we have provided our shareholders financial and operating results of the consolidated entity as well as on a stand-alone basis for both Abraxas Petroleum and Abraxas Energy – please read “Basis of Presentation” for a detailed explanation,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call

Abraxas invites you to participate in a conference call on Tuesday, August 12, 2008, at 2:00 p.m. CT to discuss the contents of this release and respond to questions. Please dial 1.888.680.0890, passcode 33843463, 10 minutes before the scheduled start time, if you would like to participate in the call. The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations. In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas and Wyoming. Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by Abraxas Energy Partners, L.P.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Vice President - Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

BASIS OF PRESENTATION

For financial reporting purposes, accounting principles generally accepted in the United States of America (GAAP) require Abraxas Petroleum to consolidate (and incorporate) the financial results of Abraxas Energy and its subsidiaries into Abraxas Petroleum’s financial results. While this presentation may be proper under GAAP, it can be confusing to the investment community. As a result, all operating and financial results are presented herein on a consolidated basis and on a stand-alone basis for the current period. The stand-alone results include AXAS without AXLP, which reflect operating and financial results of Abraxas Petroleum and its subsidiaries on a stand-alone basis and AXLP, which reflect operating and financial results of Abraxas Energy and its subsidiaries on a stand-alone basis. The consolidating entries column reflects adjustments to the stand-alone presentations in the consolidation treatment under GAAP.

Abraxas Energy has approximately 85% of its projected oil and gas production from its net proved developed producing reserves hedged with NYMEX-based fixed priced swaps through December 2011 at volume weighted average prices of $84.54 per barrel of oil and $8.32 per Mcf of gas. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, and require Abraxas Energy to either record an unrealized gain or loss based on the calculated value difference from the previous period end valuation.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

FINANCIAL HIGHLIGHTS

(UNAUDITED)

(In thousands except per share data):	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Financial Results:
Revenues	$34,423	$12,973	$56,593	$24,834
EBITDA (a)	25,837	8,813	41,042	16,397
Cash flow (a)	23,338	6,110	36,293	9,584
Net income (loss)	(57,688)	57,485	(66,679)	56,497
Net income (loss) per share – basic	$(1.18)	$1.28	$(1.36)	$1.29
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest	5,725	55,585	9,042	54,681
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest, per share – basic	$0.12	$1.24	$0.18	$1.25
Weighted average shares outstanding – basic	48,911	44,945	48,901	43,851

Production:
Crude oil per day (Bopd)	1,622	540	1,448	549
Natural gas per day (Mcfpd)	18,659	16,193	17,599	16,160
Crude oil equivalent per day (Boepd)	4,732	3,239	4,382	3,242
Crude oil equivalent (MBoe)	430.6	294.8	797.4	586.9

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$91.27	$60.83	$87.71	$57.70
Natural gas ($ per Mcf)	8.24	6.56	7.91	6.28
Crude oil equivalent ($ per Boe)	63.78	42.96	60.75	41.08

Expenses:
Lease operating ($ per Boe)	$10.32	$6.55	$9.71	$6.51
Production taxes (% of oil and gas revenue)	8.0%	8.9%	8.3%	9.1%
General and administrative, excluding stock-based compensation ($ per Boe)	2.84	3.04	3.48	3.47
Cash interest ($ per Boe)	5.80	9.17	5.96	11.61
Depreciation, depletion and amortization ($ per Boe)	13.95	12.22	13.92	12.36

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	June 30, 2008	December 31, 2007

Cash	$12,710	$18,936

Working capital	12,131	(	a)	11,348
Property and equipment – net	261,404			117,027
Total assets	297,606			147,119

Long-term debt	120,188			45,900
Stockholders’ equity (deficit)	(9,867)			55,847
Common shares outstanding	49,167			49,021

(a)	Excludes $50.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due January 31, 2009 and current derivative assets and liabilities.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

FINANCIAL HIGHLIGHTS

(UNAUDITED)

(In thousands except per share data):	Three Months Ended June 31, 2008
	AXAS without AXLP	AXLP	Consolidating Entries			Consolidated
Financial Results:
Revenues	$5,980	$28,443	$—			$34,423
EBITDA(a)	4,278	21,559	—			25,837
Cash flow(a)	4,281	19,057	—			23,338
Net income (loss)	2,872	(68,472)	7,912	(	b)	(57,688)
Net loss per share – basic						$(1.18)
Adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest	2,872	6,044	(3,191)	(	c)	5,725
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest, per share – basic						$0.12
Weighted average shares outstanding – basic						48,911

Production:
Crude oil per day (Bopd)	278	1,344	—			1,622
Natural gas per day (Mcfpd)	2,893	15,766	—			18,659
Crude oil equivalent per day (Boepd)	760	3,972	—			4,732
Crude oil equivalent (MBoe)	69.2	361.4	—			430.6

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$117.97	$85.74	$—			$91.27
Natural gas ($ per Mcf)	10.08	7.90	—			8.24

Crude oil equivalent ($ per Boe)	81.51	60.39	—	63.78

Expenses:
Lease operating ($ per Boe)	$8.68	$10.63	$—	$10.32
Production taxes (% of oil and gas revenue)	4.2%	8.7%	—	8.0%
General and administrative, excluding stock-based compensation ($ per Boe)	9.66	1.53	—	2.84
Cash interest (income) ($ per Boe)	(0.05)	6.92	—	5.80
Depreciation, depletion and amortization ($ per Boe)	13.37	14.06	—	13.95

(a)	See reconciliation of non-GAAP financial measures below.

(b)	Minority interest (53% of the Partnership’s net loss for the period) and the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

(c)	Minority interest (53% of the Partnership’s net income for the period excluding the non-cash change in derivative fair value).

Note: The financial results presented above of AXAS without AXLP for the three months ended June 30, 2008 do not include cash distributions received from the Partnership in the amount of $2.3 million attributable to the second quarter of 2008.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

FINANCIAL HIGHLIGHTS

(UNAUDITED)

(In thousands except per share data):	Six Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated
Financial Results:
Revenues	$9,333	$47,260	$—		$56,593
EBITDA(a)	5,605	35,437	—		41,042
Cash flow(a)	5,685	30,608	—		36,293
Net income (loss)	3,415	(88,672)	18,578	(b)	(66,679)
Net loss per share – basic					$(1.36)
Adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest	3,415	11,920	(6,293)	(c)	9,042
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest, per share – basic					$0.18
Weighted average shares outstanding – basic					48,901

Production:
Crude oil per day (Bopd)	251	1,197	—		1,448
Natural gas per day (Mcfpd)	2,303	15,296	—		17,599
Crude oil equivalent per day (Boepd)	635	3,747	—		4,382
Crude oil equivalent (Mboe)	115.5	681.9	—		797.4

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$106.61	$83.76	$—		$87.71
Natural gas ($ per Mcf)	9.11	7.72	—		7.91
Crude oil equivalent ($ per Boe)	75.20	58.30	—		60.75

Expenses:
Lease operating ($ per Boe)	$9.75	$9.70	$—		$9.71
Production taxes (% of oil and gas revenue)	5.6%	8.8%	—		8.3%
General and administrative, excluding stock-based compensation ($ per Boe)	14.78	1.57	—		3.48
Cash interest (income) ($ per Boe)	(0.69)	7.08	—		5.96
Depreciation, depletion and amortization ($ per Boe)	13.12	14.05	—		13.92

(a)	See reconciliation of non-GAAP financial measures below.

(b)	Minority interest (53% of the Partnership’s net loss for the period) and the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

(c)	Minority interest (53% of the Partnership’s net income for the period excluding the non-cash change in derivative fair value).

Note: The financial results presented above of AXAS without AXLP for the six months ended June 30, 2008 do not include cash distributions received from the Partnership in the amount of $4.5 million attributable to the first and second quarters of 2008.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

BALANCE SHEET DATA

(UNAUDITED)

(In thousands)	June 30, 2008
	AXAS without AXLP	AXLP			Consolidating Entries			Consolidated

Cash	$12,406	$304			$—			$12,710
Working capital	1,648	10,483	(	a)	—			12,131	(	a)
Property and equipment – net	41,454	219,950			—			261,404
Total assets	104,014	236,736			(43,144)	(	b)	297,606

Long-term debt	4,588	115,600			—			120,188
Stockholders’ equity (deficit)	61,874	(48,057)			(23,684)	(	c)	(9,867)
Common shares outstanding								49,167

(a)	Excludes $50.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due January 31, 2009 and current derivative assets and liabilities.

(b)	Includes the minority interest share of basis in the Partnership.

(c)	Includes the minority interest share of basis in the Partnership and the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Oil and gas production revenues	$34,083	$12,660	$55,946	$24,192
Rig revenues	329	311	635	639
Other	11	2	12	3
	34,423	12,973	56,593	24,834
Operating costs and expenses:
Lease operating	4,442	1,932	7,743	3,821
Production taxes	2,728	1,131	4,629	2,204
Depreciation, depletion, and amortization	6,004	3,601	11,098	7,256
Rig operations	193	202	403	373
General and administrative (including stock-based compensation of $650, $372, $896 and $544)	1,873	1,267	3,672	2,583
	15,240	8,133	27,545	16,237
Operating income	19,183	4,840	29,048	8,597

Other (income) expense:
Interest income	(31)	(53)	(127)	(67)
Interest expense	2,672	2,784	5,138	6,935
Amortization of deferred financing fees	273	149	467	547
Loss (gain) on derivative contracts (unrealized of $74,517, ($1,900), $100,592 and ($1,816))	81,135	(1,900)	108,093	(1,690)
Loss on debt extinguishment	—	6,455	—	6,455
Gain on sale of assets	—	(59,335)	—	(59,335)
Other	734	—	734	—
	84,783	(51,900)	114,305	(47,155)
Income (loss) before income tax and minority interest	(65,600)	56,740	(85,257)	55,752
Income tax expense	—	715	—	715
Income (loss) before minority interest	(65,600)	56,025	(85,257)	55,037
Minority interest (a)	7,912	1,460	18,578	1,460
Net income (loss)	$(57,688)	$57,485	$(66,679)	$56,497

Net income (loss) per common share - basic	$(1.18)	$1.28	$(1.36)	$1.29

Net income (loss) per common share - diluted	$(1.18)	$1.26	$(1.36)	$1.27

Weighted average shares outstanding:
Basic	48,910	44,945	48,901	43,851
Diluted	48,910	45,739	48,901	44,588

(a)

Includes the minority interest share (53%) of the net loss of the Partnership but excludes any losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except per share data)	Three Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$5,640	$28,443	$—	$34,083
Rig revenues	329	—	—	329
Other	11	—	—	11
	5,980	28,443	—	34,423
Operating costs and expenses:
Lease operating	601	3,841	—	4,442
Production taxes	239	2,489	—	2,728
Depreciation, depletion, and amortization	924	5,080	—	6,004
Rig operations	193	—	—	193
General and administrative (including stock-based compensation of $428 and $222)	1,097	776	—	1,873
	3,054	12,186	—	15,240
Operating income	2,926	16,257	—	19,183

Other (income) expense:
Interest income	(28)	(3)	—	(31)
Interest expense	47	2,625	—	2,672
Amortization of deferred financing fees	10	263	—	273
Loss (gain) on derivative contracts (unrealized of $0 and $74,517)	—	81,135	—	81,135
Other	23	711	—	734
	52	84,731	—	84,783
Income (loss) before minority interest	2,874	(68,474)	—	(65,600)
Minority interest (a)	—	—	7,912	7,912
Net income (loss)	$2,874	$(68,474)	$7,912	$(57,688)

Net loss per common share - basic				$(1.18)
Net loss per common share - diluted				$(1.18)

Weighted average shares outstanding:
Basic				48,910
Diluted				48,910

(a)

Includes the minority interest share (53%) of the net loss of the Partnership but excludes the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

Note: The financial results presented above of AXAS without AXLP for the three months ended June 30, 2008 do not include cash distributions received from the Partnership in the amount of $2.3 million attributable to the second quarter of 2008.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATING

STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except per share data)	Six Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$8,686	$47,260	$—	$55,946
Rig revenues	635	—	—	635
Other	12	—	—	12
	9,333	47,260	—	56,593
Operating costs and expenses:
Lease operating	1,127	6,616	—	7,743
Production taxes	490	4,139	—	4,629
Depreciation, depletion, and amortization	1,515	9,583	—	11,098
Rig operations	403	—	—	403
General and administrative (including stock-based compensation of $674 and $222)	2,382	1,290	—	3,672
	5,917	25,628	—	27,545
Operating income	3,416	25,632	—	29,048

Other (income) expense:
Interest income	(111)	(31)	—	(127)
Interest expense	70	5,068	—	5,138
Amortization of deferred financing fees	20	447	—	467
Loss (gain) on derivative contracts (unrealized of $0 and $100,592)	—	108,093	—	108,093
Other	23	711	—	734
	2	114,303	—	114,3053
Income (loss) before minority interest	3,414	(88,671)	—	(85,257)
Minority interest (a)	—	—	18,578	18,578
Net income (loss)	$3,414	$(88,671)	$18,578	$(66,679)

Net loss per common share - basic				$(1.36)
Net loss per common share - diluted				$(1.36)

Weighted average shares outstanding:
Basic				48,901
Diluted				48,901

(a)

Includes the minority interest share (53%) of the net loss of the Partnership but excludes the losses attributable to the minority interest that exceed the minority interest equity capital in the Partnership.

Note: The financial results presented above of AXAS without AXLP for the six months ended June 30, 2008 do not include cash distributions received from the Partnership in the amount of $4.5 million attributable to the first and second quarters of 2008.

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles (“GAAP”), discretionary cash flow and EBITDA are appropriate measures of Abraxas’ ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas’ cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

CONSOLIDATED
(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Operating income	$19,183	$4,840	$29,048	$8,597
Depreciation, depletion and amortization	6,004	3,601	11,098	7,256
Stock-based compensation	650	372	896	544
Cash interest	(2,499)	(2,703)	(4,749)	(6,813)
Cash flow	$23,338	$6,110	$36,293	$9,584

CONSOLIDATING
(In thousands)	Three Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$2,926	$16,257	$19,183
Depreciation, depletion, and amortization	924	5,080	6,004
Stock-based compensation	428	222	650
Cash interest	3	(2,502)	(2,499)
Cash flow	$4,281	$19,057	$23,338

(In thousands)	Six Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$3,416	$25,632	$29,048
Depreciation, depletion, and amortization	1,515	9,583	11,098
Stock-based compensation	674	222	896
Cash interest	80	(4,829)	(4,749)
Cash flow	$5,685	$30,608	$36,293

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income to operating income.

CONSOLIDATED
(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Operating income	$19,183	$4,840	$29,048	$8,597
Depreciation, depletion and amortization	6,004	3,601	11,098	7,256
Stock-based compensation	650	372	896	544
EBITDA	$25,837	$8,813	$41,042	$16,397

CONSOLIDATING
(In thousands)	Three Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidated
Operating income	$2,926	$16,257	$19,183
Depreciation, depletion, and amortization	924	5,080	6,004
Stock-based compensation	428	222	650
EBITDA	$4,278	$21,559	$25,837

(In thousands)	Six Months Ended June 30. 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$3,416	$25,632	$29,048
Depreciation, depletion, and amortization	1,515	9,583	11,098
Stock-based compensation	674	222	896
EBITDA	$5,605	$35,437	$41,042

This release also includes a discussion of “adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest”, which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest, to net income (loss) for the periods presented. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest.

CONSOLIDATED
	Three Months Ended June 30,				Six Months Ended June 30
	2008			2007	2008			2007

Net income (loss)	$(57,688)			$57,485	$(66,679)			$56,497
Loss associated with minority interest	28,241	(	a)	—	28,241	(	a)	—
Loss (gain) on unrealized derivative contracts	35,172	(	b)	(1,900)	47,480	(	b)	(1,816)

Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest	$5,725	$55,585	$9,042	$54,681
Net income (loss) per share – basic	(1.18)	1.28	(1.36)	1.29
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest, per share – basic	$0.12	$1.24	$0.18	$1.25

(a)	Loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership.
(b)	Abraxas’ share (47%) of the Partnership’s unrealized loss on derivative contracts for the period.

CONSOLIDATING
(In thousands)	Three Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries			Consolidated

Net income (loss)	$2,874	$(68,474)	$7,912	(	a)	$(57,688)
Loss associated with minority interest	—	—	28,241	(	b)	28,241
Loss (gain) on unrealized derivative contracts	—	74,517	(39,345)	(	c)	35,172
Adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest	$2,874	$6,043	$(3,192)			$5,725
Net loss per share – basic						$(1.18)
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest, per share – basic						$0.12

	Six Months Ended June 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries			Consolidated

Net income (loss)	$3,414	$(88,671)	$18,578	(	a)	$(66,679)
Loss associated with minority interest	—	—	28,241	(	b)	28,241
Loss (gain) on unrealized derivative contracts	—	100,592	(53,112)	(	c)	47,480
Adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest	$3,414	$$11,921	$(6,293)			$9,042
Net loss per share – basic						$(1.36)
Adjusted net income, excluding non-cash change in derivative fair value and loss associated with minority interest, per share – basic						$0.18

(a)	Minority interest (53% of the Partnership’s net loss for the period).
(b)	Loss attributable to the minority interest that exceeded the minority interest equity capital in the Partnership.
(c)	Minority interest share (53%) of the Partnership’s unrealized loss on derivative contracts for the period.